L.B. FOSTER COMPANY
STANDARD PRACTICE
HUMAN RESOURCES
LEASED VEHICLE  PLAN

DATE:  March 1, 1998
STANDARD PRACTICE NO: SP-P-10
SUPERSEDES: SP-P-10
October 1, 1997


1.  GENERAL POLICY

    It is the policy of the L.B. Foster Company to provide a leased vehicle to employees holding one of the following positions:

President;
Corporate officer;
District sales manager or product manager with a job level of 12 or above; Other manager with a job level of 15 or above;
Outside sales person or sales manager with a job level between 6 and 10 or; An employee who drives 15,000 business miles annually.


2.  PURPOSE

    To provide a competitive environment in the area of employee benefits to attract and retain qualified personnel for eligible management and sales positions and to reduce Company expenses through the Leased Vehicle Plan by avoiding personal automobile mileage reimbursement for high business mileage use.


3.  ELIGIBILITY

                                                             Monthly
                                   Standard equipped         employee
Class: Group:                      vehicle, choice of:       deduction:

A      President                   Olds Aurora               $70.00

B      Corporate Officers          Buick LaSabre Limited     $70.00
                                   Oldsmobile Regency
                                   Toyota Avalon
                                   Crysler Concorde
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                                                            SP-P-10
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C      Sales Managers  	           Buick Century Limited     $65.00
       and product managers 	      Oldsmobile 88
       with a job level of 12 and  Toyota Camry
       above and other managers    Dodge Intrepid ES
       with a job level of 15 and
       above


D      Outside sales personnel,    Chevrolet Lumina          $50.00
       and sales managers          Ford Taurus GL
       with a job level between    Chrysler Cirrus
       6 and 10; other             Dodge Stratus ES
       participants who drive
       15,000 business miles
       annually

    At the driver's discretion, automobile options may be added and are available at the invoice prices quoted at the time the order is placed. The cost for driver paid options must be paid by the employee to the leasing company (prior to placing the order with the manufacturer) through the Human Resources Department. The driver shall also be responsible for any and all State Tax attributable to the options. Should the driver fail to reimburse the Company for the sales tax within 60 days following the initial request for payment, such amount will be deducted from the employee's pay check.


4.    RESPONSIBILITY

    A.   Plan Participants

        1.	It shall be the responsibility of each employee to
monitor and report odometer readings as of each November 1st and on the date his/her vehicle is replaced to validate the personal mileage assumption. These odometer readings are to be turned into the Payroll Department during the first week of November on the Company Automobile Odometer Form (attachment SP-P-10.1).

        2.	If a form is not received, mileage will be reported
at 100% personal and reported as such on the employee's W-2. It shall be the responsibility of each employee to maintain records documenting all business and personal mileage
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usage in accordance with record keeping requirements which may, from time to time, be required by the Internal
Revenue Service, and to note this on the Company Automobile Odometer Form (attachment SP-P-10.1).

        3.	Any costs not covered by warranty, due to driver
neglect of maintenance, will be payable by the employee.

    B.      Accounting and Payroll Departments

            It shall be the responsibility of the Accounting and Payroll Departments to maintain and verify the records of all Leased Vehicle Plan participants with regards to payroll deductions, individual taxability calculations and W-2 reporting.

    C.      Human Resources Department

        1.	It shall be the responsibility of the Human Resources
Department to monitor (including the acquisition and disposal of leased vehicles) the fleet of Company leased automobiles in service, to provide lease values, to ensure that the appropriate forms are provided to each driver, and to acquire and dispose of all Company leased automobiles.

        2.	The Vice President, Human Resources shall be
responsible for the interpretation and application of the provisions of the Leased Vehicle Plan.

5.   PRACTICE

   A.	Pursuant to the Tax Reform Act of 1984, the value of the
personal use of an employer provided automobile must be included in the employee's income and subjected to withholding.

    B.  The annual lease value of an automobile shall be based on its fair market value as determined through the Black Book
New Car Invoice Guide, or for vehicles with lease dates
beginning in 1997 or thereafter, value as determined through the Black Book New Car Invoice Guide or the manufacture's invoice price plus 4%.
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                                                            SP-P-10
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      C.   The percentage of personal usage of the annual lease
value shall represent an additional non-cash item which shall be included as employee income.

      D. The annual lease value shall include all maintenance and insurance but not fuel.

      E. Fuel shall be valued at $0.055 cents per personal mile driven.

      F.   Driver is to use the fuel and maintenance card to
charge fuel, maintenance, and repair expenses.   Those expenses
not charged through this program shall be reimbursed through the Weekly Expense Report. For body damage and repairs refer to 9(C)(1).

      G. Monthly deductions for Company automobiles shall be reclassified on the employee pay stub as federal withholding tax.

      H. The dollar value of the Company automobile personal use benefit will appear as additional earnings on the employee pay stub and W-2.

      I. For participants in groups A and B any difference between the employee tax liability to the Internal Revenue Service and the employee leased car deductions will be paid by the Company to the Internal Revenue Service. For purposes of computing the federal tax liability, federal income tax will be calculated based on the federal tax table Y-1 (using the assumption that the employee is married with 2 exemptions filing jointly and reflected on the employee's W-2 as federal withholding tax.

6.   TRANSFER

    The transfer of any Company provided automobile between employees must be authorized by the Human Resources Department.

7.   REPLACEMENT

   A.	Company leased vehicles shall be eligible for replacement
after fifty (50) months of service or 60,000 miles, whichever comes first.

   B. Automobiles ready for replacement may be purchased for 75% of the current Automotive Market Report (AMR) "clean" value,
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adjusted proportionally for any amount originally paid by the driver, plus any transfer taxes or other costs.

    C. The automobile may be purchased by the assigned driver or a member of his/her immediate family only (spouse and children). The assigned driver is not authorized to purchase the vehicle merely for the purpose of selling the vehicle for profit to another individual.

    D. Other employees may submit sealed bids for no less than 75% of the AMR "clean" value should the assigned driver refuse the purchase opportunity. The high bidder will be awarded the purchase. Notwithstanding, the bids of employees in the Company Leased Vehicle Plan will be considered only if no other employee bids for the vehicle.

    E. Automobiles not purchased by employees (for use by the employee or his/her family) will be disposed of by the Human
Resources Department.

    F. An employee who purchases an automobile under this standard practice must provide proof of ownership for one year following the purchase. If the employee is unable to provide proof of ownership for one year then such employee will be required to pay the Company the difference between the purchase price and the Fair Market Value of the automobile at the time the car was purchased. The employee will be required to pay the Company the difference within 30 days or such amount will be deducted from his/her paycheck.

8.    TERMINATION

    A. At the Company's option, terminating employees may be authorized by the President or Vice President - Human Resources to purchase their assigned vehicle for themselves or members of their immediate family for 85% of the current AMR "clean" value, adjusted proportionally for any amount originally paid by the driver, plus any transfer taxes or other costs.
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    B.   The immediate supervisor of a terminated employee shall
be responsible for ensuring that the terminated employee deposits the leased vehicle and keys at the Company facility prior to or on the day of termination. If the employee wishes to purchase the automobile, he/she shall take possession of the car only when the sale has been finalized.

    C. The Human Resources Department shall be responsible for authorizing the purchase price and release of the automobile to the terminated employee who has elected to purchase the vehicle.

9.   ACCIDENT AND LOSS RESPONSIBILITY

    A.   Personal property

The Corporate Vehicle Insurance Plan does not cover personal articles. Employees must secure their own insurance in the form of a homeowner's policy attachment or specific policy to cover such articles.

    B.   Company property

Samples, literature, equipment, and supplies which are in the direct possession of an employee shall be the responsibility of the employee if lost, stolen, or damaged.

    C.   Accident and loss reports

    All accidents and property losses must be reported immediately to the employee's manager and the Insurance
Department by personal contact and by use of the Preliminary
Property Loss Report.  A sample form is attached (see SP-P-10.2).

10.  TRAFFIC VIOLATIONS

    It shall be the responsibility of the employee assigned the leased vehicle at the time of the traffic violation to pay any incurred traffic or parking tickets and/or fines. Should the employee fail to reimburse the Company (for any delinquent ticket) within 60 days following notification of the
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amount due, such amount will be deducted from the employee's paycheck.


Prepared by:                                    Approved by:


_________________________                       _________________________
Linda M. Terpenning                             Lee B. Foster II
Vice President - Human Resources                President & CEO
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